Exhibit 31.2

CERTIFICATION

I, Michael J. Ulrich, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of SandRidge Permian Trust, for which The Bank of New York Mellon Trust Company, N.A., acts as Trustee;

2.	Based on my knowledge, this Amendment No. 1 to the Annual Report on Form 10-K does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 to the Annual Report on Form 10-K;

3.	Based on my knowledge, the financial statements, and other financial information included in this Amendment No. 1 to the Annual Report on Form 10-K, fairly present in all material respects the financial condition and results of operations of the registrant as of, and for, the periods presented in this Amendment No. 1 to Annual Report on Form 10-K;

Date: March 15, 2013	/s/ MICHAEL J. ULRICH Michael J. Ulrich Vice President The Bank of New York Mellon Trust Company, N.A., as Trustee of SandRidge Permian Trust